Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Foot Locker, Inc.

We consent to the incorporation by reference in the Registration Statements Numbers 33-10783, 33-91888, 33-91886, 33-97832, 333-07215, 333-21131, 333-62425, 333-33120, 333-41056, 333-41058, 333-74688, 333-99829, 333-121515 and 333-111222 on Form S-8 and Numbers 33-43334, 33-86300 and 333-64930 on Form S-3 of Foot Locker, Inc. and subsidiaries of our report dated March 28, 2005 relating to the consolidated balance sheets of Foot Locker, Inc. and subsidiaries as of January 29, 2005 and January 31, 2004 and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended January 29, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of January 29, 2005 and the effectiveness of internal control over financial reporting as of January 29, 2005, which reports appear in the January 29, 2005 Form 10-K of Foot Locker, Inc. and subsidiaries.

KPMG LLP
New York, New York
March 28, 2005